Golfsmith Announces Second Quarter Fiscal 2008 Results

AUSTIN, August 5, 2008 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced financial results for the second quarter of fiscal 2008 ended June 28, 2008.

Second Quarter Highlights:

•	Net revenues increased 4.0 percent to $130.0 million for the second quarter compared with net revenues of $125.0 million for the second quarter of fiscal 2007. The increase includes net revenues from 12 net stores opened in fiscal 2007 and a 0.5% percent increase in comparable store sales, partially offset by a 9.3 percent decrease in net revenues from the direct channel.

•	Operating income totaled $10.4 million compared with $7.7 million in the second quarter of fiscal 2007.

•	Net income totaled $8.6 million, or $0.54 per diluted share, based on 16.0 million fully diluted weighted average shares outstanding. This compares with net income of $6.8 million, or $0.43 per diluted share, based on 15.8 million fully diluted weighted average shares outstanding for the three-month period ended June 30, 2007.

Martin Hanaka, chairman and chief executive officer of Golfsmith commented, “We were pleased with our second quarter results, especially considering the state of the consumer and a promotional sporting goods sector. Through selective promotions and prudent inventory investments, we achieved slightly positive same-store sales and net income growth of 26%. Looking ahead, we will continue to focus on controlling our expenses and managing our inventory, as well as executing on carefully managed promotions to drive sales. While we are planning conservatively for the second half, we continue to expect our 2008 earnings to show meaningful improvement compared to 2007.”

Year-to-Date Results

•	Net revenues increased 3.2 percent to $209.2 million compared with net revenues of $202.7 million for the six-month period ended June 30, 2007. The increase was due to net revenues from 12 net stores opened in fiscal 2007. This increase was partially offset by a 10.2 percent decrease in net revenues from the direct channel and a 2.9 percent decrease in comparable store sales.

•	Operating income was $5.2 million for the six-month period ended June 28, 2008, compared with operating income of $3.8 million for the six-month period ended June 30, 2007. Operating results included a $1.8 million charge, or $0.11 cents per share, incurred in the first quarter of 2008 which was related to restructuring costs, severance and search fees associated with organizational changes.

•	Net income totaled $3.1 million, or $0.20 per diluted share, based on 16.0 million fully diluted weighted average shares outstanding. This compares with net income of $1.9 million, or $0.12 per diluted share, based on 15.9 million fully diluted weighted average shares outstanding for the six-month period ended June 30, 2007.

•	During the first quarter, the Company closed two older format stores, associated with the acquisition of Don Sherwood Golf & Tennis, as leases expired. The Company plans to open one store in the third quarter of fiscal 2008, which will replace these locations.

As of June 28, 2008, total inventory was $101.1 million as compared to $102.5 million on June 30, 2007 and average comparable store inventory declined 3.2%.

Outlook:

For Fiscal 2008, Golfsmith continues to expect overall sales growth to be slightly positive with slightly negative comparable store sales. Earnings growth will be driven by reduced operating expenses and marketing costs as well as lower pre-opening costs.

Conference Call Information

The company will host a conference call today at 4:30 p.m. (eastern time) to discuss the second quarter Fiscal 2008 financial results. The call will be simulcast over the Internet at https://investors.golfsmith.com. A replay will be available for 30 days after the call at the aforementioned website. Telephone replays can be accessed for seven days following the call by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and entering passcode 13485454.

About Golfsmith

Golfsmith International Holdings, Inc., (NASDAQ: GOLF) is a 40-year-old specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 72 stores across the United States, through its Internet site at www.golfsmith.com and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier-branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to the Risk Factors set forth in Item 1A. Risk Factors in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.

The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

On August 5, 2008 Golfsmith International Holdings, Inc. (the “Company”) issued a news release announcing its results of operations for the second quarter ended June 28, 2008.

The Company will conduct an earnings conference call at 4:30 p.m. (eastern time) on August 5, 2008. The earnings conference will be available live on the Company’s Web site at investors.golfsmith.com.

The news release issued on August 5, 2008, is furnished as Exhibit No. 99 to this Current Report on Form 8-K. The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Golfsmith International Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007
Net revenues	$129,994,600	$124,998,760	$209,230,096	$202,661,256
Cost of products sold	85,310,115	80,556,095	137,385,721	132,135,365

Gross profit	44,684,485	44,442,665	71,844,375	70,525,891
Selling, general and administrative	34,167,492	35,612,535	66,503,326	64,964,435
Store pre-opening expenses	81,223	1,147,630	109,367	1,778,396

Total operating expenses	34,248,715	36,760,165	66,612,693	66,742,831
Operating income	10,435,770	7,682,500	5,231,682	3,783,060
Interest expense	(738,809)	(933,212)	(1,736,459)	(1,916,702)
Interest income	32,294	39,624	42,245	45,526
Other income	46,080	206,852	71,624	238,850
Other expense	(51,169)	(26,177)	(70,152)	(69,156)
Income before income taxes	9,724,166	6,969,587	3,538,940	2,081,578
Income tax expense	(1,152,744)	(154,200)	(410,517)	(175,182)

Net income	$8,571,422	$6,815,387	$3,128,423	$1,906,396

Net income per share:
Basic	$0.54	$0.43	$0.20	$0.12
Diluted	$0.54	$0.43	$0.20	$0.12
Weighted average number of shares outstanding:
Basic	15,973,033	15,797,633	15,906,124	15,768,818
Diluted	15,973,033	15,830,810	15,951,852	15,872,254

Golfsmith International Holdings, Inc.
Consolidated Statements of Operations

Golfsmith International Holdings, Inc.
Consolidated Balance Sheets
	June 28, 2008	December 29,
	(Unaudited)	2007
ASSETS
Current assets:
Cash and cash equivalents	$5,664,315	$4,025,299
Receivables, net	2,806,980	1,600,844
Inventories	101,052,822	98,509,444
Prepaid expenses and other current assets	11,383,530	10,531,017

Total current assets	120,907,647	114,666,604
Property and equipment:
Land and buildings	22,066,559	21,719,245
Equipment, furniture, fixture and autos	33,270,579	37,292,454
Leasehold improvements and construction in progress	37,400,657	35,039,300

	92,737,795	94,050,999
Less: accumulated depreciation	(34,388,792)	(33,309,807)

Net property and equipment	58,349,003	60,741,192
Tradename	11,158,000	11,158,000
Trademarks	13,972,251	13,972,251
Customer database, net	1,227,491	1,416,336
Debt issuance costs, net	492,476	574,556
Other long-term assets	368,804	391,097

Total assets	$206,475,672	$202,920,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,735,614	$49,008,389
Accrued expenses and other current liabilities	18,039,179	21,165,752
Line of credit	34,603,152	50,736,236

Total current liabilities	120,377,945	120,910,377
Deferred rent	11,879,477	11,771,043

Total liabilities	132,257,422	132,681,420
Total stockholders’ equity	74,218,250	70,238,616

Total liabilities and stockholders’ equity	$206,475,672	$202,920,036